UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 4, 2013, Newcastle Investment Corp. (“NCT”) posted a presentation (the “Presentation”) on its website (www.newcastleinv.com) that includes certain information about GateHouse Media, Inc. (the “Company”). NCT disclosed that it owns approximately $626 million face value of the Company’s total indebtedness, or approximately 52%. NCT also disclosed, among other things, that it had entered into an agreement with the Company and certain other holders of the Company’s debt related to a potential restructuring of the Company pursuant to a prepackaged plan of reorganization under chapter 11 of title 11 of the United States Code. The Company intends to issue a separate report on Form 8-K regarding the agreement related to the potential restructuring.

As part of such Presentation, NCT disclosed financial projections for GateHouse’s post-restructuring operations for 2013—2016. For fiscal year 2013, the Company projects that it will achieve approximately $475 million in revenue and $73 million in As Adjusted EBITDA. For fiscal year 2014, the Company projects that it will achieve approximately $489 million in revenue, $70 million in As Adjusted EBITDA and $57 million in “funds from operations”, defined as GAAP net income plus depreciation and amortization after adjustments for permanent cash tax savings. For fiscal year 2015, the Company projects that it will achieve approximately $510 million in revenue, $80 million in As Adjusted EBITDA and $65 million in “funds from operations”. For fiscal year 2016 the Company projects that it will achieve approximately $522 million in revenue, $85 million in As Adjusted EBITDA and $68 million in “funds from operations”.

The above projections are subject to a variety of uncertainties and assumptions, including the successful completion of the restructuring as described in the Presentation, and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes to those statements appearing in its Annual Report on Form 10-K for the year ended December 30, 2012. The above projections include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead actual results to be materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from its expectations include, but are not limited to, the risks, uncertainties and other factors identified under the heading “Risk Factors” and elsewhere in its Annual Report on Form 10-K for the year ended December 30, 2012. Such forward-looking statements speak only as of the date on which they are made. Except to the extent required by law, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer

Date: September 4, 2013